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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

    CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 31, 2001
(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada (State or Incorporation)	95-2557091 (I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 7. Financial Statements, Pro Forma Financial Statements And Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
99.1	Press release dated October 30, 2001
99.2	Press release dated October 31, 2001

ITEM 9. Regulation FD Disclosure

    On October 30, 2001, Tenet Healthcare Corporation, a Nevada corporation (the "Company"), announced that it increased its previously announced private placement of $1 billion of debt securities to $2 billion, issuing 5-year, 10-year and 30-year notes. The Company announced that it priced the issues as follows:

    •
    $550 million of 5 3/8% Senior Notes due 2006 priced at 99.529%;

    •
    $1 billion of 6 3/8% Senior Notes due 2011 priced at 99.370%; and

    •
    $450 million of 6 7/8% Senior Notes due 2031 priced at 92.767%.

A press release announcing the debt offering is attached as an exhibit to this Current Report on Form 8-K.

    On October 31, 2001, the Company announced that it launched tender offers for six series of its notes, totaling $1.7 billion of its outstanding debt. The Company is tendering, without a consent solicitation, for all $628,340,000 of the 8?% Senior Subordinated Notes due 2007. The Company also launched cash tender offers and consent solicitations for the following five series of senior notes:

    •
    all $200,464,000 of the 7 7/8% Senior Notes due 2003;

    •
    all $227,979,000 of the 8 5/8% Senior Notes due 2003;

    •
    all $405,629,000 of the 8% Senior Notes due 2005;

    •
    all $157,690,000 of the 7 5/8% Senior Notes due 2008; and

    •
    all $99,450,000 of the 9 1/4% Senior Notes due 2010.

A press release announcing the tender offers is attached as an exhibit to this Current Report on Form 8-K.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
By:	/s/ STEPHEN D. FARBER Stephen D. Farber Senior Vice President and Treasurer

Date: October 31, 2001

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 30, 2001
99.2	Press release dated October 31, 2001

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FORM 8-K
ITEM 7. Financial Statements, Pro Forma Financial Statements And Exhibits.
ITEM 9. Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX